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                                   EXHIBIT 22



                           SUBSIDIARIES OF REGISTRANT

                                              STATE OF                                           PERCENTAGE
            COMPANY NAME                   INCORPORATION                TAX I.D.                  OWNERSHIP
            ------------                   -------------                --------                 ----------
   Citizens Insurance Company of
              America                         Colorado                 84-0583103                100% Direct

     Insurance Investors, Inc.                 Texas                   74-1458561               100% Indirect

     Continental Investors Life
         Insurance Company                    Alabama                  63-0514221               90% Indirect

     Industrial Benefits, Inc.                 Texas                   76-0159854               100% Indirect

     Computing Technology, Inc.               Colorado                 84-1037266               100% Indirect